TECO ENERGY LETTERHEAD










                                                                  Exhibit 99.1

                                                         FOR IMMEDIATE RELEASE


Contact:    Mike Mahoney
            Office: 813/228-4271
            Internet: http://www.teco.net
            Home: 813/991-6229

LYKES ENERGY SHAREHOLDERS APPROVE MERGER WITH TECO ENERGY

      TAMPA,  Dec.  5,  1996  -- The shareholders of Lykes Energy, Inc.  today approved  the  previously  announced merger with TECO Energy.  The approval of

TECO Energy s shareholders is not required.

      Consummation  of  the  merger  is now subject to satisfaction of closing conditions,  including  necessary regulatory approvals. Closing is expected by mid-year 1997.

      TECO  Energy  is  a  diversified, energy-related utility holding company

based  in  Tampa.    Its  principal  subsidiary is Tampa Electric, a regulated

electric  utility  covering  a  2,000 square-mile service area in west central

Florida.    Other  businesses  include TECO Transport & Trade, TECO Coal, TECO

Coalbed  Methane,  TECO  Gas  &  Oil,  TECO Power Services and TeCom, which is marketing  an  advanced,  interactive  energy  management  and  communications system.


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